Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Genprex, Inc.

Austin, Texas

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2023, with respect to the financial statements of Genprex, Inc. (the “Company”) as of December 31, 2022 and for the year then ended, which report is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission on April 1, 2024.

/s/ Daszkal Bolton LLP

Boca Raton, Florida

April 17, 2024